Exhibit 99.1

PRESS RELEASE

January 31, 2007

SUNOPTA ANNOUNCES US$46.80 MILLION COMMON SHARE FINANCING

SunOpta Inc. (Nasdaq — STKL; TSX — SOY) is pleased to announce that it has agreed to sell 4,500,000 common shares in an underwritten offering to a syndicate of underwriters led by Canaccord Adams in the United States and Canada and including, in Canada, BMO Capital Markets, National Bank Financial Inc., Desjardins Securities Inc., and Octagon Capital Corporation. The price to the public will be US$10.40 per share. In addition, the underwriters have an option to purchase an additional 675,000 common shares at the same price, exercisable in whole or in part at the sole discretion of the underwriters for a period of 30 days from the closing of the offering, for the purpose of covering the underwriters’ over-allotments.

Gross proceeds of the offering are expected to be approximately US$46.80 million, and will be used to repay outstanding indebtedness. The closing of the offering is expected to occur on or about February 13, 2007, subject to the satisfaction of customary closing conditions.

Canaccord Adams Inc. is acting as lead manager of the offering in the United States and Canaccord Capital Corporation d/b/a Canaccord Adams is acting as lead manager of the offering in Canada.

In the United States, a shelf registration statement relating to these securities was filed with the United States Securities and Exchange Commission and has become effective. This offering is being conducted pursuant to a prospectus supplement to the base shelf prospectus contained in the shelf registration statement. The offering in Canada will be qualified under a short form prospectus filed in accordance with the provisions of National Instrument 44-101 — Short Form Prospectus Distributions. Copies of the final prospectus supplement and accompanying prospectus may be obtained from Canaccord Adams Inc., 99 High Street, Boston, Massachusetts 02110. Copies of the Canadian Short Form Prospectus may be obtained from Canaccord Capital Corporation d/b/a Canaccord Adams, 161 Bay Street, Suite 2900, P.O. Box 516, Toronto, Ontario M5J IH2.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy SunOpta’s common shares, nor shall there be any sale of the common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Group, a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Group (soon to become SunOpta BioProcess Inc.) which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Jeremy N. Kendall, Chairman & CEO
Steve Bromley, President & COO
John Dietrich, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

or

Investment Community Inquiries:
Lytham Partners, LLC
Joe Diaz, Robert Blum or Joe Dorame, 602-889-9700
diaz@lythampartners.com